CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Forum Funds. Such reference appears in the Steinberg Select Fund's Statement of Additional Information under the heading "Independent Registered Public Accounting Firm."

BBD, LLP

Philadelphia, Pennsylvania
September 30, 2013